UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): April 8, 2003

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On April 8, 2003, the Registrant issued the press release attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: April 8, 2003 By: _/s/ Joerg H. Klaube__________________

Joerg H. Klaube

Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1

PRESS RELEASE

Insurance Office of America and Magnitude

Form Strategic Anti-Injury™ Alliance

CHESTER, NEW JERSEY - April 8, 2003 -- Magnitude Information Systems, Inc. (Symbol: MAGY), the leading developer of Anti-Injury™ ergonomic software solutions for government agencies, Fortune 500 corporations and consumers, today announced a strategic alliance with Insurance Office of America (IOA). The two companies have created a partnership, which will offer the first of its kind, workers compensation cost reduction program. Based on Magnitude's patented Anti-Injury™ software suite and IOA's workers compensation expertise, computer intensive industries will be able to significantly reduce burgeoning workers compensation costs, while increasing productivity.

IOA, one of the nation's fastest growing private broker insurance agencies, ranked # 51 in 2001 according to Hells and expected to finish in the top 25 in 2003, considers innovative approaches to health and safety issues to be an integral component of all workers compensation policies it writes. In fact, the Orlando-based company, established in 1988 with more than 350 professionals in 14 cities nationwide, has its own claims department. Working with major carriers, like CNA, The Hartford, St. Paul, Chubb and others, IOA plans to revolutionize risk management of computer related injuries in the workplace.

"Over the last decade, Carpal Tunnel Syndrome and other Repetitive Strain Injuries (RSI) have become the largest injury category plaguing computer users in the workplace, home and school. In 2001, one third of all workers compensation claims were RSI related, costing U.S. companies tens of billions of dollars annually", said John Ritenour, IOA's Founder, and Chief Executive Officer. He commented further, "as more and more job descriptions require workers to use computers, employers need to watch their vulnerability to predatory litigation. Just look at what has happened to businesses faced with mold, construction defects and asbestos liability. IOA is the first insurance agency to offer a solution which reduces insurance costs, mitigates liability and improves worker productivity."

Steven D. Rudnik, Magnitude Founder, and Chief Executive Officer said, "IOA has clearly demonstrated that they are visionaries and pioneers. Just look at IOA's phenomenal track record of growth. This alliance further accelerates IOA's momentum and position in the industry. They may take the number one agency spot sooner than anyone thought."

"Public awareness of this issue (RSI) is just beginning to take hold. With ever increasing urgency, businesses are looking for RSI Anti-Injury™ solutions to protect their employees and their balance sheets," said Mark Chroscielewski, Magnitude's SVP Business Development. "Insurance and risk management is now widely viewed as a critical boardroom issue. Workers' compensation is a significant operating cost for every global enterprise. In today's difficult economy with nominal significant growth in the top line, significant reductions in the expense line can make the significant difference between success and failure."

About Magnitude Information Systems, Inc.
Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's ErgoEnterprise™ Anti-Injury™ software solutions help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with people working at computers. Magnitude's Anti-Injury™ software products, Ergo Fun and Coach, for consumers help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit <http://www.magnitude.com> .

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking